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                                                                    EXHIBIT 99.2

                            MONRO MUFFLER BRAKE, INC.
                              Financial Highlights
                             (Dollars in thousands)
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

                                                       MARCH 29,       MARCH 30,
                                                         2003            2002
                                                      ----------      ----------
ASSETS

Current assets

   Cash                                                $     69        $    442

   Inventories                                           51,256          44,821

   Other current assets                                  12,552           7,974
                                                       --------        --------

      Total current assets                               63,877          53,237

Property, plant and equipment, net                      132,148         126,784

Other noncurrent assets                                  11,983           6,584
                                                       --------        --------

      Total assets                                     $208,008        $186,604
                                                       ========        ========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                    $ 41,489        $ 40,307

Long-term debt                                           36,183          34,123

Other long term liabilities                               5,155           4,841
                                                       --------        --------

     Total liabilities                                   82,827          79,271

Total shareholders' equity                              125,181         107,333
                                                       --------        --------

     Total liabilities and shareholders' equity        $208,008        $186,604
                                                       ========        ========

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